Exhibit 99.1

WABCO’s Sales Growth in 2014 Solidly Outperforms Volatile and Decreased Global Market; Company Achieves New Record for Full Year Performance Earnings; Provides Guidance for 2015

•	Q4 2014 sales of $679.1 million, up 1.6 percent in local currencies and down 5.7 percent in U.S. dollars from a year ago

•	Full year 2014 sales of $2,851.0 million, up 6.0 percent in local currencies and up 4.8 percent in U.S. dollars from a year ago

•	Q4 2014 operating margin of 13.0 percent on a performance basis, up from 12.0 percent a year ago; operating margin of 10.1 percent on a U.S. GAAP basis versus 10.7 percent a year ago

•	Full year 2014 operating margin of 13.0 percent on a performance basis versus 13.1 percent a year ago; operating margin of 11.6 percent on a U.S. GAAP versus 12.2 percent a year ago

•	Q4 2014 diluted EPS of $1.38 on a performance basis, up from $1.29 a year ago; diluted EPS of $1.10 on a U.S. GAAP basis versus $6.65 a year ago

•	Full year 2014 diluted EPS of $5.52 on a performance basis, up from $5.01 a year ago; diluted EPS of $4.81 on a U.S. GAAP basis versus $10.31 a year ago

•	Full year 2014, WABCO generated $314.4 million in net cash from operating activities and $275.8 million of free cash flow, resulting in a conversion rate of 83 percent of performance net income attributable to the company. Free cash flow excludes payments for streamlining, separation and acquisition items, and a previously disclosed one-time item in Q3 2014 associated with expiration of the accounts receivable securitization program

•	Provides guidance for full year 2015 sales growth to range from 6 to 11 percent in local currencies, full year 2015 diluted EPS on a performance basis to range from $5.80 to $6.30 and full year 2015 diluted EPS on a U.S. GAAP basis to range from $5.09 to $5.59

BRUSSELS, Belgium, February 13, 2015 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies to improve the safety and efficiency of commercial vehicles, today reported Q4 and full year 2014 results.

WABCO reported Q4 2014 sales of $679.1 million, up 1.6 percent in local currencies from a year ago and down 5.7 percent in U.S. dollars, of which 2.9 percent comes from the Q4 2014 consolidated results in local currencies of Transics International, WABCO’s newly acquired subsidiary.

WABCO reported Q4 2014 performance operating income of $88.6 million, up from $86.5 million a year ago, and operating income was $68.7 million on a U.S. GAAP basis versus $76.8 million a year ago.

WABCO’s performance operating margin for Q4 2014 was 13.0 percent, up from 12.0 percent a year ago, and operating margin was 10.1 percent on a U.S. GAAP basis versus 10.7 percent a year ago.

For Q4 2014, WABCO reported performance net income attributable to the company of $81.6 million or $1.38 per diluted share, up from $80.6 million or $1.29 per diluted share a year ago, and Q4 2014 U.S. GAAP net income attributable to the company of $65.1 million or $1.10 per diluted share versus $416.3 million or $6.65 per diluted share a year ago primarily due to a previously disclosed one-time gain of $279.5 million in Q4 2013 when the European Commission reimbursed WABCO as a result of the company’s successful appeal of a fine on former entities of American Standard Companies.

Full Year 2014

For full year 2014, WABCO reported sales of $2,851.0 million, up 6.0 percent in local currencies from a year ago and up 4.8 percent in U.S. dollars, of which 2.4 percent comes from the 2014 consolidated results in local currencies of Transics International, which WABCO acquired in February 2014.

“Q4 2014 sales increased by 1.6 percent in local currencies, despite a significant market decline of 18 percent in Europe, where a year ago market demand surged due to the anticipated pre-buy ahead of Euro VI emission standards that came into effect in January 2014 in Europe, our largest market,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer.

“Indeed, Q4 2014 sales further contributed to WABCO’s full-year revenues growth in a global market that remains volatile and uncertain,” said Esculier.

“For full year 2014, we grew our revenues by 6.0 percent in local currencies, and we once again solidly outperformed in every region, despite an overall decline of 2 percent in global truck and bus production. Throughout 2014, we continued to increase levels of WABCO content per vehicle,” said Esculier.

“For full year 2014, we grew global aftermarket sales by 12.7 percent, setting a new record for annual aftermarket revenues on a currency adjusted basis,” said Esculier. “WABCO’s record aftermarket percentage growth also reflects our acquisition in February 2014 of Transics International, a leading provider of fleet management solutions, which further supports a WABCO strategic objective to expand business relationships with fleets around the world.”

WABCO reported full year 2014 performance operating income of $371.4 million, up from $355.4 million a year ago, and operating income was $331.0 million on a U.S. GAAP basis versus $331.9 million a year ago.

WABCO’s full year 2014 performance operating margin was 13.0 percent versus 13.1 percent a year ago, and operating margin was 11.6 percent on a U.S. GAAP basis versus 12.2 percent a year ago.

WABCO reported full year 2014 performance net income attributable to the company of $334.0 million or $5.52 per diluted share, up from $317.4 million or $5.01 per diluted share a year ago, and full year 2014 U.S. GAAP net income attributable to the company of $291.5 million or $4.81 per diluted share versus $653.2 million or $10.31 per diluted share a year ago primarily due to a previously disclosed one-time gain of $279.5 million in Q4 2013 when the European Commission reimbursed WABCO as a result of the company’s successful appeal of a fine on former entities of American Standard Companies.

“Throughout 2014, we continued to demonstrate the agility and adaptability of WABCO’s Operating System, our globally standardized management and manufacturing environment,” said Esculier. “Due to our early anticipation of market slowdown in the second half of 2014 versus the first half, we accelerated operational flexibility, adjusting direct labor in production facilities, reducing indirect labor and costs, and leveraging leaner support functions across our global footprint. This timely implementation of WABCO’s countermeasures delivered $12 million of savings in operating expenses.”

“For full year 2014, we continued to demonstrate our ability to transform top-line growth into robust bottom-line results,” said Esculier. “WABCO delivered a healthy incremental operating margin of 15 percent, excluding year on year currency transactional effects, which is still well within our financial operating framework.” Incremental operating margin refers to the ratio of increase in performance operating income in 2014 and WABCO’s growth in sales.

“During 2014, WABCO’s Operating System continued to enable fast, flexible responses to volatile market changes, while at the same time propelling robust productivity gains,” said Esculier. “It delivered $76.5 million of materials and conversion productivity, while also continuing to contain price erosion. It generated gross materials productivity of 5.4 percent and delivered a new annual record in conversion productivity of 6.4 percent.”

During full year 2014, WABCO generated $314.4 million in net cash from operating activities and $275.8 million of free cash flow, resulting in a conversion rate of 83 percent of performance net income attributable to the company. Free cash flow excludes payments for streamlining, separation and acquisition items, and a previously disclosed one-time item in Q3 2014 associated with expiration of the accounts receivable securitization program.

Since June 2011, WABCO has repurchased 13,578,361 shares for $971.8 million in open market transactions as of December 31, 2014. WABCO is further authorized to repurchase up to $500 million of additional shares through December 31, 2016.

“Throughout 2014, we continued to further differentiate WABCO through solid market outperformance, healthy incremental operating margin, a free cash flow conversion rate of 83 percent, and an allocation of capital that is shareowner friendly,” said Esculier. “For full year 2014, WABCO also delivered earnings of $5.52 per share on a performance basis, up 10 percent versus a year ago, marking a new annual record as we demonstrate once again how WABCO continues to deliver outstanding value for our shareowners.”

Recent Highlights

Recently, WABCO became the first supplier of advanced emergency braking systems (AEBS) homologated in Europe in accordance with European Union regulations. WABCO’s OnGuardPLUS™ AEBS technology is currently available on new trucks produced by a major commercial vehicle manufacturer based in Europe. In accordance with EU legislation, newly registered medium- and heavy-duty trucks as well as buses must be equipped with AEBS from November 2015 onward. OnGuardPLUS detects moving, decelerating and stationary vehicles ahead; it alerts the truck or bus driver; it autonomously applies the brakes, and it can bring the vehicle to a complete stop, helping to prevent or mitigate rear-end collisions.

In January 2015, WABCO disclosed that its fleet management business, Transics International, has entered into a new agreement with ASKO NorgesGruppen, Norway’s largest grocery company. Transics will supply ASKO’s entire commercial vehicle fleet with its industry-leading fleet management solutions (FMS). The customer’s fleet of 700 combined trucks and trailers will be equipped with advanced FMS, including on-board computers, mobile technologies and back-office software. Through this new business contract, Transics will help ASKO to further enhance its fleet’s safety performance and operational efficiency.

For full year 2014, WABCO increased penetration of advanced vehicle safety and efficiency technologies in North America. For example, in 2014, sales of WABCO’s automated manual transmission (AMT) technologies increased by 110 percent as major global truck makers increased their adoption of AMT systems. Sales of WABCO’s OnGuard™ collision mitigation system (CMS), the first with active braking in North America, increased by 49 percent as WABCO continued to expand its CMS market leadership through further adoption of OnGuard among major commercial vehicle makers and national fleets. WABCO North America further enhanced its engineering and new product development capability for local applications at a new center in Rochester Hills near Detroit, Michigan.

Recently, WABCO India announced that it has renewed its commitment to the Tata Motors T1 PRIMA Truck-Racing Championship for the second year in a row. During 2015, WABCO will continue to serve as Official Braking Technology Partner to India’s premier truck-racing event, which showcases 12 of Tata’s state-of-the-art PRIMA model trucks. WABCO will provide all competing trucks with a range of innovative products from its portfolio of industry-leading safety and efficiency technologies, including WABCO’s high-performance air management system and anti-lock braking system (ABS). WABCO will also supply high-output, modular compressor technology; advanced air actuation systems, integrated pedal units, and other braking components. Introduced in 2014, Tata Motors’ T1 PRIMA Truck-Racing represents extreme operating conditions for heavy-duty trucks.

Recently, WABCO announced that it has supplied advanced, high-performance safety and efficiency technologies to KAMAZ-master, the winning truck-racing team of the 2015 Dakar Rally. KAMAZ-master heavy-duty truck teams crossed the finish line in first, second and third place. Their 2015 championship also marks the thirteenth time that KAMAZ-master has won the Dakar Rally. Supplying KAMAZ-master with technologies since 1997, WABCO equipped KAMAZ’s 2015 heavy-duty trucks with high-performance air compressors, wheel-end solutions and WABCO Tristop™ Actuators, one of the industry’s most reliable piston-type spring-brake cylinders. The 2015 Dakar Rally ran two weeks through Argentina, Bolivia and Chile amid the most challenging terrain on Earth.

As of Q4 2014, WABCO in China has been so far recognized by 8 different major customers with a total of 17 awards. These prestigious awards associated with WABCO’s performance in China during 2014 cover superlative achievements such as supplier excellence, best manufacturing quality, technology innovation, service excellence and stellar on-site support. Leading original equipment and vehicle manufacturers granting these awards include Beiben Trucks Group, Beijing Foton Cummins Engine Company, Beiqi Foton Motor, China National Heavy Duty Truck, Dongfeng Liuzhou Motor, Foton AUV Bus, Shanghai General Motors and Shenzhen BYD Automotive. In addition, WABCO in China has won several awards from leading industry publications as well as the China Association of Remanufacturing.

Full Year 2015 Guidance

Based on our current estimates of future market conditions, WABCO expects full year 2015 sales growth to range from 6 to 11 percent in local currencies; performance operating margin to range from 14.2 to 15.1 percent; and operating margin on a U.S. GAAP basis to range from 13.2 to 14.1 percent, resulting in diluted EPS on a performance basis to range from $5.80 to $6.30 and diluted EPS on a U.S. GAAP basis to range from $5.09 to $5.59.

WABCO expects in 2015 to convert between 80 and 90 percent of its performance net income attributable to the company into free cash flow, excluding payments associated with items for streamlining, separation and acquisition.

“During 2014, WABCO’s differentiation continued to yield solid results as we further extended our leadership position as preferred supplier in the global commercial vehicle industry through our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier.

“Entering 2015, we remain committed to further anticipate market conditions and respond quickly and efficiently to sudden changes in customer demand, while still continually bringing innovative, cost-effective, value-based solutions to vehicle makers and fleet operators in every region of the world,” said Esculier. “Our continued ability to outperform the market globally – together with further initiatives to drive productivity – strongly sustains confidence in our ability to continue to deliver outstanding value for WABCO’s shareowners.”

Conference Call

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2014 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on February 13 until midnight February 19, 2015. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 62021033.

About WABCO

WABCO (NYSE: WBC) is a leading innovator and global supplier of technologies that improve the safety and efficiency of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough products and systems for braking, stability, suspension, transmission automation, and aerodynamics. Today, all of the world’s leading truck, bus and trailer manufacturers have WABCO technologies onboard. In addition, WABCO provides the industry with advanced fleet management solutions and aftermarket services. WABCO reported sales of $2.9 billion in 2014. The company is headquartered in Brussels, Belgium, and has 11,000 employees worldwide. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and Full Year 2014 results, several tables follow this news release. Sales excluding the effects of foreign exchange and EBIT are non-GAAP financial measures. Additionally, operating income, operating margin, EBIT, net income attributable to the company and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for streamlining, separation, and acquisition; the one-time impact of a reimbursement from the European Commission; and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software; payments for streamlining and separation; acquisition related payments; the one-time impact of a reimbursement from the European Commission, and expiration of the accounts receivable securitization program. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended December 31, 2014 Data Supplement Sheet

•	Twelve Months Ended December 31, 2014 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

Media, investors and analysts contact

Christian Fife, +1 732 369 7465, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in millions, except share and per share data)	2014	2013	2014	2013
Sales	$679.1	$720.5	$2,851.0	$2,720.5
Cost of sales	474.9	515.2	1,979.3	1,911.4

Gross profit	204.2	205.3	871.7	809.1
Costs and expenses:
Selling and administrative expenses	102.1	100.5	386.8	352.8
Product engineering expenses	31.9	28.7	145.0	119.4
Other operating expense/(income), net	1.5	(0.7)	8.9	5.0

Operating income	68.7	76.8	331.0	331.9
European Commission fine reimbursement	—	279.5	—	279.5
Equity income of unconsolidated joint ventures, net	6.0	4.9	23.8	17.7
Other non-operating income, net	4.5	4.0	1.8	6.9
Interest income, net	0.1	5.6	0.2	4.9

Income before income taxes	79.3	370.8	356.8	640.9
Income tax expense/(benefit)	12.4	(46.8)	55.6	(21.0)

Net income including noncontrolling interests	66.9	417.6	301.2	661.9
Less: Net income attributable to noncontrolling interests	1.8	1.3	9.7	8.7

Net income attributable to Company	$65.1	$416.3	$291.5	$653.2
Net income per common share:
Basic	$1.11	$6.73	$4.87	$10.46
Diluted	$1.10	$6.65	$4.81	$10.31
Cash dividend per share of common stock	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	58,617,583	61,851,618	59,907,763	62,474,493
Diluted	59,207,375	62,624,156	60,546,454	63,382,564

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share data)	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$411.7	$472.8
Short-term investments	—	55.2
Accounts receivable, less allowance for doubtful accounts: $4.1 in 2014; $5.0 in 2013	445.6	346.2
Inventories:
Finished products	87.3	93.9
Products in process	7.5	7.2
Raw materials	94.8	106.1
Taxes receivable on income	4.1	—
Future income tax benefits	20.8	10.4
Restricted cash	—	34.6
Guaranteed notes receivable	52.8	51.4
Other current assets	57.9	56.8

Total current assets	1,182.5	1,234.6
Property, plant and equipment, less accumulated depreciation	424.9	422.5
Goodwill	421.0	381.2
Long-term future income tax benefits	268.7	248.9
Investments in unconsolidated joint ventures	19.6	19.9
Intangible assets, net	78.4	44.3
Other Assets	37.6	41.4

Total Assets	$2,432.7	$2,392.8

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$8.1	$40.1
Accounts payable	121.2	149.3
Accrued payroll	103.9	118.8
Current portion of warranties	25.8	29.8
Taxes payable	0.1	3.8
Accrued expenses	58.5	58.7
Other accrued liabilities	100.1	84.9

Total current liabilities	417.7	485.4
Long-term debt	307.1	47.0
Post-retirement benefits	595.0	438.6
Deferred tax liabilities	129.2	120.1
Long-term income tax liabilities	48.5	45.3
Other liabilities	46.2	59.0

Total Liabilities	1,543.7	1,195.4
Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 77,961,040 in 2014; 77,471,174 in 2013; and shares outstanding: 58,425,873 in 2014; 61,359,025 in 2013	0.8	0.8
Capital surplus	828.3	800.2
Treasury stock, at cost: 19,535,167shares in 2014; 16,112,149 shares in 2013	(1,248.1)	(896.6)
Retained earnings	1,663.3	1,371.8
Accumulated other comprehensive income
Foreign currency translation adjustments	(158.0)	(14.4)
Unrealized losses on benefit plans, net of tax	(244.9)	(109.0)
Unrealized gains on investments	0.2	—

Total shareholders’ equity	841.6	1,152.8
Noncontrolling interests	47.4	44.6

Total equity	889.0	1,197.4

Total Liabilities and Equity	$2,432.7	$2,392.8

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in millions)	2014	2013	2014	2013
Operating activities:
Net income including noncontrolling interests	66.9	417.6	301.2	661.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	20.3	18.8	81.7	74.6
Amortization of intangibles	5.5	1.6	19.9	10.6
Equity in earnings of unconsolidated joint ventures, net of dividends received	(0.5)	0.5	(0.2)	0.6
Non-cash stock compensation	4.0	3.9	15.5	13.6
Deferred income tax expense/(benefit)	6.7	(66.2)	4.5	(64.6)
Loss/(gain) on sale or disposal of property, plant and equipment	1.2	(0.4)	1.4	(0.2)
Changes in assets and liabilities:
Accounts receivable, net	18.3	20.0	(123.9)	(44.3)
Inventories	16.2	8.0	(2.5)	(16.0)
Accounts payable	(43.9)	1.2	(18.3)	33.1
Other accrued liabilities and taxes	5.0	22.2	16.0	38.5
Post-retirement benefits	(9.1)	(3.4)	(7.6)	(3.4)
Other current and long-term assets	18.2	2.1	27.5	(28.8)
Other long-term liabilities	(5.3)	(8.2)	(0.8)	(9.8)

Net cash provided by operating activities	$103.5	$417.7	$314.4	$665.8

Investing activities:
Purchases of property, plant and equipment	(43.8)	(49.8)	(123.8)	(108.1)
Investments in capitalized software	(2.8)	(4.0)	(12.1)	(13.4)
Sales/(purchases) of short-term investments	—	(55.2)	50.7	(55.2)
Acquisitions, net	—	—	(125.9)	—

Net cash used in investing activities	($46.6)	($109.0)	($211.1)	($176.7)

Financing activities:
Net borrowings of short-term revolving credit facilities	—	47.0	—	1.1
Borrowings of long-term revolving credit facilities	30.0	—	259.0	—
Net borrowings/(repayments) of short-term debt	3.7	16.2	(32.6)	9.2
Purchases of treasury stock	(52.0)	(94.6)	(351.5)	(243.2)
Purchase of subsidiary shares from noncontrolling interest	—	—	(5.7)	(4.6)
Dividends to noncontrolling interest holders	(1.3)	(1.1)	(5.6)	(5.6)
Proceeds from exercise of stock options	2.9	5.3	15.0	49.7

Net cash used in financing activities	($16.7)	($27.2)	($121.4)	($193.4)

Effect of exchange rate changes on cash and cash equivalents	(16.6)	3.8	(43.0)	2.1
Net (decrease)/increase in cash and cash equivalents	23.6	285.3	(61.1)	297.8
Cash and cash equivalents at beginning of period	388.1	187.5	472.8	175.0

Cash and cash equivalents at end of period	$411.7	$472.8	$411.7	$472.8

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three months ended December 31, 2014 Data Supplement Sheet (Unaudited)

	Three Months Ended December 31
(Amounts in millions, except per share data)	2014	% of Sales/ Adj Sales	2013	% of Sales/ Adj Sales	Chg vs. 2013	% Chg vs. 2013
Sales
Reported	$679.1		$720.5		$(41.4)	-5.7%
Foreign exchange translational effects	53.0		—		53.0

Adjusted Sales	$732.1		$720.5		$11.6	1.6%

Gross Profit
Reported	$204.2	30.1%	$205.3	28.5%	$(1.1)	-0.5%
Streamlining costs	5.1		2.7		2.4
Separation costs	0.4		0.2		0.2
Acquisition related costs	—		—		—

Performance Gross Profit	$209.7	30.9%	$208.2	28.9%	$1.5	0.7%
Foreign exchange translational effects	16.1		—		16.1

Adjusted Gross Profit	$225.8	30.8%	$208.2	28.9%	$17.6	8.5%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$135.5	20.0%	$128.5	17.8%	$7.0	5.4%
Streamlining costs	(11.0)		(3.5)		(7.5)
Separation costs	(0.8)		(3.3)		2.5
Acquisition related costs	(2.6)		—		(2.6)

Performance Selling, Administrative, Product Engineering Expenses and Other	$121.1	17.8%	$121.7	16.9%	$(0.6)	-0.5%
Foreign exchange translational effects	9.6		—		9.6

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$130.7	17.9%	$121.7	16.9%	$9.0	7.4%

Operating Income
Reported	$68.7	10.1%	$76.8	10.7%	$(8.1)	-10.5%
Streamlining costs	16.1		6.2		9.9
Separation costs	1.2		3.5		(2.3)
Acquisition related costs	2.6		—		2.6

Performance Operating Income	$88.6	13.0%	$86.5	12.0%	2.1	2.4%
Foreign exchange translational effects	6.5		—		6.5

Adjusted Operating Income	$95.1	13.0%	$86.5	12.0%	$8.6	9.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$65.1		$416.3		$(351.2)
Income tax expense/(benefit)	12.4		(46.8)		59.2
Interest income, net	0.1		5.6		(5.5)

EBIT	$77.4	11.4%	$363.9	50.5%	$(286.5)	-78.7%
Streamlining costs	16.1		6.2		9.9
Separation income	(3.0)		(0.7)		(2.3)
European Commission fine reimbursement	—		(279.5)		279.5
Acquisition related items	2.7		—		2.7

Performance EBIT (Earnings Before Interest and Taxes)	$93.2	13.7%	$89.9	12.5%	$3.3	3.7%
Pre-Tax Income
EBIT	$77.4		$363.9		$(286.5)
Interest income, net	0.1		5.6		(5.5)

Pre-Tax Income	$77.5		$369.5		$(292.0)
Streamlining costs	16.1		6.2		9.9
Separation income	(3.0)		(5.1)		2.1
European Commission fine reimbursement	—		(279.5)		279.5
Acquisition related costs	2.7		—		2.7

Performance Pre-Tax Income	$93.3		$91.1		$2.2
Tax rate on a performance basis	12.5%		11.5%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$65.1		$416.3		$(351.2)
Streamlining costs, net of tax	12.1		5.4		6.7
Separation income, net of tax	(3.4)		(5.3)		1.9
European Commission fine reimbursement	—		(279.5)		279.5
Acquisition related costs, net of tax	1.8		—		1.8
Tax items	6.0		(56.3)		62.3

Performance Net Income Attributable to Company	$81.6		$80.6		$1.0

Performance Net Income Attributable to Company per Diluted Common Share	$1.38		$1.29
Common Shares Outstanding - Diluted	59.2		62.6

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from '13	11.6	11.6
Increase in adjusted income from '13	17.6	8.6

Incremental Income as a % of Sales	151.7%	74.1%
YoY Transactional Foreign Exchange (FX) Impact		(3.2)

Increase in adjusted income from '13 excluding transactional FX impact		5.4
Incremental income excluding transactional FX as a % of Sales		46.6%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Twelve months ended December 31, 2014 Data Supplement Sheet (Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2014	% of Sales/ Adj Sales	2013	% of Sales/ Adj Sales	Chg vs. 2013	% Chg vs. 2013
Sales
Reported	$2,851.0		$2,720.5		$130.5	4.8%
Foreign exchange translational effects	33.5		—		33.5

Adjusted Sales	$2,884.5		$2,720.5		$164.0	6.0%

Gross Profit
Reported	$871.7	30.6%	$809.1	29.7%	$62.6	7.7%
Streamlining costs	10.7		6.9		3.8
Separation costs	0.8		1.0		(0.2)
Acquisition related costs	—		—		—

Performance Gross Profit	$883.2	31.0%	$817.0	30.0%	$66.2	8.1%
Foreign exchange translational effects	7.0		—		7.0

Adjusted Gross Profit	$890.2	30.9%	$817.0	30.0%	$73.2	9.0%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$540.7	19.0%	$477.2	17.5%	$63.5	13.3%
Streamlining costs	(16.2)		(11.1)		(5.1)
Separation costs	(3.8)		(4.6)		0.8
Acquisition related costs	(8.9)		—		(8.9)

Performance Selling, Administrative, Product Engineering Expenses and Other	$511.8	18.0%	$461.5	17.0%	$50.3	10.9%
Foreign exchange translational effects	2.2		—		2.2

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$514.0	17.8%	$461.5	17.0%	$52.5	11.4%

Operating Income
Reported	$331.0	11.6%	$331.9	12.2%	$(0.9)	-0.3%
Streamlining costs	26.9		18.0		8.9
Separation costs	4.6		5.5		(0.9)
Acquisition related costs	8.9		—		8.9

Performance Operating Income	$371.4	13.0%	$355.4	13.1%	16.0	4.5%
Foreign exchange translational effects	4.8		—		4.8

Adjusted Operating Income	$376.2	13.0%	$355.4	13.1%	$20.8	5.9%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$291.5		$653.2		$(361.7)
Income tax expense/(benefit)	55.6		(21.0)		76.6
Interest income, net	0.2		4.9		(4.7)

EBIT	$346.9	12.2%	$627.3	23.1%	$(280.4)	-44.7%
Streamlining costs	26.9		18.0		8.9
Separation costs/(income)	0.2		(1.4)		1.6
European Commission fine reimbursement	—		(279.5)		279.5
Acquisition related costs	10.7		—		10.7

Performance EBIT (Earnings Before Interest and Taxes)	$384.7	13.5%	$364.4	13.4%	$20.3	5.6%
Pre-Tax Income
EBIT	$346.9		$627.3		$(280.4)
Interest income, net	0.2		4.9		(4.7)

Pre-Tax Income	$347.1		$632.2		$(285.1)
Streamlining costs	26.9		18.0		8.9
Separation costs/(income)	0.2		(5.8)		6.0
European Commission fine reimbursement	—		(279.5)		279.5
Acquisition related costs	10.7		—		10.7

Performance Pre-Tax Income	$384.9		$364.9		$20.0
Tax rate on a performance basis	13.2%		13.0%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$291.5		$653.2		$(361.7)
Streamlining costs, net of tax	19.2		14.1		5.1
Separation income, net of tax	(1.0)		(6.7)		5.7
European Commission fine reimbursement	—		(279.5)		279.5
Acquisition related costs, net of tax	7.3		—		7.3
Tax items	17.0		(63.7)		80.7

Performance Net Income Attributable to Company	$334.0		$317.4		$16.6

Performance Net Income Attributable to Company per Diluted Common Share	$5.52		$5.01
Common Shares Outstanding - Diluted	60.5		63.4

Incremental Gross Profit and Operating Income Margin	Gross Profit	Operating Income
Increase in adjusted sales from '13	164.0	164.0
Increase in adjusted income from '13	73.2	20.8

Incremental Income as a % of Sales	44.6%	12.7%
YoY Transactional Foreign Exchange (FX) Impact		3.4

Increase in adjusted income from '13 excluding transactional FX impact		24.2
Incremental income excluding transactional FX as a % of Sales		14.8%

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in millions)	2014	2013	2014	2013
Net Cash Provided by Operating Activities	$103.5	$417.7	$314.4	$665.8
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(46.6)	(53.8)	(135.9)	(121.5)

Free Cash Flow	$56.9	$363.9	$178.5	$544.3

Less: Streamlining & separation payments	(7.9)	(2.9)	(22.4)	(20.1)
Less: EC fine reimbursement (A)	—	283.7	—	283.7
Less: A/R securitization related payments	—	—	(73.5)	—
Less: Acquisition related payments	—	—	(1.4)	—

Free Cash Flow excluding streamlining, separation, securitization & acquisition related payments	$64.8	$83.1	$275.8	$280.7

(A)	Represents EUR 205.8 million reimbursement from the European Commission made on Oct 28, 2013 translated at a Euro to USD rate of approximately 1.37855 on the date of payment.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2015 Guidance

(Unaudited)

(Amounts in millions, except per share data)	Full Year 2015 Guidance
Operating Income
Reported Operating Income Margin	13.2% - 14.1%
Streamlining cost, impact to margin	0.7%
Separation costs, impact to margin	0.1%
Acquisition related items, impact to margin	0.2%

Performance Operating Income Margin	14.2% - 15.1%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$295.1 - $324.1
Streamlining cost, net of tax	18.8
Tax items	12.4
Acquisition related items, net of tax	6.7
Separation costs, net of tax and separation related taxes	3.4

Performance Net Income Attributable to Company	$336.4 - $365.4

Reported Net Income Attributable to Company per Diluted Common Share	$5.09 - $5.59
Performance Net Income Attributable to Company per Diluted Common Share	$5.80 - $6.30
Diluted common shares outstanding	~58

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.